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                                                                       Exhibit 8

                             Significant Subsidiaries of Amdocs Limited
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
                                                         Jurisdiction of
                                                        Incorporation or
                 List of the Subsidiaries                 Organization                      Business Name
                 ------------------------                 ------------                      -------------

      Amdocs BCS, Inc.                                State of California    Amdocs BCS, Inc.

      Amdocs BCS Vision, Inc.                         State of North         Amdocs BCS Vision, Inc.
                                                      Carolina

      Amdocs Canada, Inc.                             Canada                 Amdocs Canada, Inc.

      Amdocs Canadian Managed Services,               Canada                 Amdocs Canadian Managed Services, Inc.
        Inc.

      Amdocs Champaign, Inc.                          State of Delaware      Amdocs Champaign, Inc.

      Amdocs (Denmark) ApS                            Denmark                Amdocs (Denmark) ApS

      Amdocs Development Centre India                 India                  Amdocs Development Centre India
        Private Limited                                                      Private Limited

      Amdocs Development Limited                      Republic of Cyprus     Amdocs Development Limited

      Amdocs Holdings ULC                             Canada                 Amdocs Holding ULC

      Amdocs, Inc.                                    State of Delaware      Amdocs, Inc.

      Amdocs (Israel) Limited                         Israel                 Amdocs (Israel) Limited

      Amdocs Management Limited                       United Kingdom         Amdocs Management Limited

      Amdocs Software Solutions Kft                   Hungary                Amdocs Software Solutions Kft

      Amdocs Software Systems Ltd.                    Ireland                Amdocs Software Systems Ltd.

      Amdocs Stamford, Inc.                           State of Delaware      Amdocs Stamford, Inc.

      Amdocs (UK) Limited                             United Kingdom         Amdocs (UK) Limited

      European Software Marketing Ltd.                Island of Guernsey,    European Software Marketing Ltd.
                                                      Channel Islands

      Longshine Information Technology Co. Ltd.       British Virgin         Longshine Information Technology Co. Ltd.
                                                      Islands

      Sypress, Inc.                                   State of Delaware      Sypress, Inc.
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